                                                                    EXHIBIT 20.2

[WFS FINANCIAL LOGO]



                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of May 31, 2002
                     for Distribution Date of June 20, 2002
                           Revised as of June 20, 2002



COLLECTIONS
                                                                                                                    DOLLARS
                                                                                                                 --------------
Payments received                                                                                                159,253,862.91
          Plus:
                  Servicer Advances                                                                                  150,581.84
          Less:
                  Reimbursement Advances                                                                                   0.00
                                                                                                               ----------------
Total Funds Available for Distribution                                                                           159,404,444.75
                                                                                                               ================
DISTRIBUTIONS
        Servicing Fee                                                                      4,641,055.00
        Net Swap Payments                                                                  2,306,027.78
        Trustee and Other Fees                                                               675,750.00
        Other Miscellaneous Payments                                                         124,028.60
                                                                                       ----------------
Total Fee Distribution                                                                                             7,746,861.38
        Note Interest Distribution Amount - Class A-1              1,720,400.00
        Note Interest Distribution Amount - Class A-2              3,344,000.00
        Note Interest Distribution Amount - Class A-3a             3,942,500.00
        Note Interest Distribution Amount - Class A-3b             1,257,844.44
        Note Interest Distribution Amount - Class A-4a             3,165,500.00
        Note Interest Distribution Amount - Class A-4b               891,377.78
                                                               ----------------
Total Class A Interest Distribution                                                       14,321,622.22
        Note Principal Distribution Amount - Class A-1           121,816,457.83
        Note Principal Distribution Amount - Class A-2                     0.00
        Note Principal Distribution Amount - Class A-3a                    0.00
        Note Principal Distribution Amount - Class A-3b                    0.00
        Note Principal Distribution Amount - Class A-4a                    0.00
        Note Principal Distribution Amount - Class A-4b                    0.00
                                                               ----------------
Total Class A Principal Distribution                                                     121,816,457.83
                                                                                       ----------------
Total Class A Principal and Interest Distribution                                                                136,138,080.05
        Spread Account Deposit                                                                                    15,519,503.32
                                                                                                               ----------------
Total Distributions                                                                                              159,404,444.75
                                                                                                               ================

                        WFS FINANCIAL 2002-1 OWNER TRUST

                           Distribution Date Statement
                 for Master Service Report Date of May 31, 2002
                     for Distribution Date of June 20, 2002



PORTFOLIO DATA:
                                                           # of loans
        Beginning Security Balance                                      120,078                                  1,800,000,000.00
          Less: Principal Balance                                             0           (60,899,006.47)
                Full Prepayments                                         (4,515)          (54,926,741.80)
                Partial Prepayments                                           0                    0.00
                Liquidations                                               (439)           (5,990,709.56)
                                                                                       -----------------
                                                                                                                  (121,816,457.83)
                                                                                                                -----------------
        Ending Security Balance                                         115,124                                  1,678,183,542.17
                                                                                                                =================

OTHER RELATED INFORMATION:

Spread Account:

        Beginning Balance                                                                  36,000,000.00
          Deposits                                                                         15,519,503.32
          Reductions                                                                                0.00
                                                                                       -----------------
        Ending Balance                                                                                              51,519,503.32
        Beginning Initial Deposit                                                          36,000,000.00
          Repayments                                                                                0.00
                                                                                       -----------------
        Ending Initial Deposit                                                                                      36,000,000.00

Modified Accounts:
        Principal Balance                                                                           0.00%                    0.00
        Scheduled Balance                                                                           0.00%                    0.00

Servicer Advances:
        Beginning Unreimbursed Advances                                                             0.00
        New Advances                                                                          150,581.84
                                                                                        ----------------
                                                                                                                       150,581.84

Net Charge-Off Data:                                       # of loans
        Charge-Offs                                                         244             1,407,415.56
        Recoveries                                                         (107)             (259,741.04)
                                                                                        ----------------
        Net Charge-Offs                                                     137                                      1,147,674.52

Delinquencies ( P&I):                                      # of loans
        30-59 Days                                                        1,622            18,966,392.96
        60-89 Days                                                          340             3,923,555.64
        90-119 Days                                                          74               904,115.87
        120 days and over                                                     0                     0.00

Repossessions                                                                31               231,949.31
Contracts Repurchased (pursuant to Sect. 3.02,
        4.07, or 9.01 of the Sale and Servicing Agreement)                    0                                              0.00

Cumulative Charge-Off Percentage                                                                                             0.06%
Delinquency Percentage                                                                                                       0.15%
WAC                                                                                                                       13.4099%
WAM                                                                                                                         58.865

                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of May 31, 2002
                     for Distribution Date of June 20, 2002
                           Revised as of June 20, 2002


                            BEGINNING     NOTE QUARTERLY                TOTAL                           REMAINING         TOTAL
          ORIGINAL         OUTSTANDING      PRINCIPAL      PRIOR      PRINCIPAL       PRINCIPAL        OUTSTANDING      PRINCIPAL
          PRINCIPAL         PRINCIPAL     DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE    DISTRIBUTION       PRINCIPAL      AND INTEREST
CLASSES    BALANCE           BALANCE          AMOUNT     CARRYOVER     AMOUNT           AMOUNT           BALANCE       DISTRIBUTION
------- --------------   --------------   -------------- ---------  -------------    ------------    ---------------  --------------
 A-1    330,000,000.00    330,000,000.00  121,816,457.83    0.00    121,816,457.83  121,816,457.83    208,183,542.17  123,536,857.83

 A-2    440,000,000.00    440,000,000.00            0.00    0.00              0.00            0.00    440,000,000.00    3,344,000.00

A-3a    380,000,000.00    380,000,000.00            0.00    0.00              0.00            0.00    380,000,000.00    3,942,500.00

A-3b    230,000,000.00    230,000,000.00            0.00    0.00              0.00            0.00    230,000,000.00    1,257,844.44

A-4a    260,000,000.00    260,000,000.00            0.00    0.00              0.00            0.00    260,000,000.00    3,165,500.00

A-4b    160,000,000.00    160,000,000.00            0.00    0.00              0.00            0.00    160,000,000.00      891,377.78
      ----------------  ----------------  --------------    ----    --------------  --------------  ---------------=  --------------
TOTAL 1,800,000,000.00  1,800,000,000.00  121,816,457.83    0.00    121,816,457.83  121,816,457.83  1,678,183,542.17  136,138,080.05
      ================  ================  ==============    ====    ==============  ==============  ================  ==============


                        NOTE QUARTERLY                      TOTAL
                          INTEREST           PRIOR         INTEREST          INTEREST            CURRENT      DEFICIENCY      POLICY
 NOTE     INTEREST     DISTRIBUTABLE       INTEREST     DISTRIBUTABLE     DISTRIBUTION           INTEREST       CLAIM         CLAIM
CLASSES     RATE           AMOUNT           CARRYOVER      AMOUNT            AMOUNT              CARRYOVER      AMOUNT        AMOUNT
-------   --------     ---------------     ----------  --------------    -------------           ---------    ----------      ------
   A-1    2.04000%       1,720,400.00         0.00      1,720,400.00      1,720,400.00                0.00         0.00         0.00

   A-2    3.04000%       3,344,000.00         0.00      3,344,000.00      3,344,000.00                0.00         0.00         0.00

  A-3a    4.15000%       3,942,500.00         0.00      3,942,500.00      3,942,500.00                0.00         0.00         0.00

A-3b(*)   2.14000%       1,257,844.44         0.00      1,257,844.44      1,257,844.44                0.00         0.00         0.00

  A-4a    4.87000%       3,165,500.00         0.00      3,165,500.00      3,165,500.00                0.00

A-4b(*)   2.18000%         891,377.78         0.00        891,377.78        891,377.78                0.00




                                                                                                              ---------       ------
                                                                                                                   0.00         0.00

                                                                                                             ==========       ======
                                                                                                             Note
                                                                                                             Percentage  100.000000%

                                                                                                             Certificate
                                                                                                             Percentage    0.000000%
                        -------------         ----     -------------     -------------            --------
 TOTAL                  14,321,622.22         0.00     14,321,622.22     14,321,622.22                0.00
                        =============         ====     =============     =============            ========

(*) Note: The interest rate for class A-3b is LIBOR + 0.13%. The LIBOR rate for this distribution period is 2.01%.

          The interest rate for class A-4b is LIBOR + 0.17%. The LIBOR rate for this distribution period is 2.01%.

                        WFS FINANCIAL 2002-1 OWNER TRUST

                              Officer's Certificate
                 for Master Service Report Date of May 31, 2002
                     for Distribution Date of June 20, 2002
                           Revised as of June 20, 2002



Detailed Reporting

See Schedule F


WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of May 31, 2002 and were performed in conformity with the Sale and Servicing Agreement dated March 1, 2002.



                                    --------------------------------------------
                                    Katie Doan
                                    Assistant Vice President
                                    Chief Accountant



                                    --------------------------------------------
                                    Susan Tyner
                                    Vice President
                                    Assistant Controller